UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 27, 2019

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

⃞

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)      Appointment of New Director

On May 27, 2019, the Board of Directors (the “Board”) of Jack in the Box Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed each of Jean M. Birch and John P. Gainor as a member of the Board, effective May 31, 2019, to serve until the next annual meeting of shareholders.

In connection with the appointment of Ms. Birch and Mr. Gainor to the Board, the Board approved an increase in the size of the Board from nine to eleven members.  Following the appointment of Ms. Birch and Mr. Gainor to the Board, the Board is now comprised of eleven directors, ten of whom are independent non-employee directors.

The Company previously entered into a Cooperation Agreement with JANA Partners LLC (“JANA”), dated October 29, 2019, as amended (the “Cooperation Agreement”), pursuant to which the Company agreed to add two individuals recommended by JANA and mutually agreed upon to the Board and the appointment of each of the candidates to the Board would satisfy the conditions agreed to with JANA as set forth in the Cooperation Agreement.

There is no arrangement or understanding pursuant to which either Ms. Birch or Mr. Gainor was appointed as a director and there are no related party transactions between the Company and either Ms. Birch or Mr. Gainor within the meaning of Item 404(a) of the Regulation S-K promulgated by the Securities and Exchange Commission. The Board has determined that each of Ms. Birch and Mr. Gainor satisfies the requirements of independence under the NASDAQ listing standards and the additional Director Independence Guidelines adopted by the Board for service on the Board and committees of the Board, including the Audit and Compensation Committees.

Each of Ms. Birch and Mr. Gainor were also appointed to the Nominating and Governance Committee of the Board (the N&G Committee) and the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Birch, age 59, served as a member of the Board of Papa Murphy’s Holdings, Inc. (“Papa Murphy’s”), the largest franchisor and operator of the largest Take ‘n’ Bake pizza chain in the United States, from April 2015 until May 23, 2019, and served as Chair of the Board of Papa Murphy’s from September 2016 until May 23, 2019, when the company was sold to MTY Food Group.   Ms. Birch was appointed as the President and Chief Executive Officer of Papa Murphy’s effective December 29, 2016, and served in that position until July 2017. From 2009 to 2012, Ms. Birch served as President of IHOP Restaurants, Inc., a division of DineEquity, Inc., where she repositioned and focused IHOP’s brand and launched a new marketing campaign and innovative culinary strategy to include health and wellness. Prior to that, Ms. Birch served as President of Romano’s Macaroni Grill from January 2005 to August 2007 and President of Corner Bakery Café from August 2003 to December 2004, both divisions of Brinker International, Inc. From 1991 to 2003, Ms. Birch held various roles with YUM! Brands, Inc., a global quick service restaurant company, including VP, Operations for Taco Bell, Inc. and Senior Director, Concept Development for Pizza Hut, Inc. Since February 2018, she’s been a director of Forrester Research, a global research and advisory firm, where she currently serves as Chair of that board’s Audit Committee. In addition, since September 2018, Birch has been a director of CorePoint Lodging Inc., a real estate investment trust, where she currently serves on that board’s Audit and Nominating & Governance Committees. She has also served on the Board of Directors of the Children’s Miracle Network Hospitals since 2013. Since 2007, Ms. Birch has also served as the Chief Executive Officer and President of her own strategy and leadership consulting practice, Birch Company, LLC.  Ms. Birch received her Executive MBA from Southern Methodist University and a B.A. from University of Arizona with dual degrees in Economics and Oriental Studies (Mandarin Chinese).  Ms. Birch brings to the Board nearly 30 years of experience leading restaurant brands and working with franchisees.

Mr. Gainor, age 62, served as the President and CEO of International Dairy Queen, a subsidiary of Berkshire Hathaway, from 2008 until his retirement in 2017.  Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO.  From 2000 to 2003, Mr. Gainor was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies.  Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, ProSource Inc., AmeriServe Distribution Corporation, and Warner Lambert Corporation.  He currently serves as a director on the board of Saia, Inc. – a leading regional and inter-regional less-than-truckload carrier that services 41 states, Canada, Mexico and Puerto Rico. He is Chair of Saia’s Nominating and Governance Committee and also serves on the company’s Audit Committee.  He also currently serves as a National Trustee on Ohio University’s Board of Trustees and is a member of the Academics and Student Success Committee and the Governance Committee.  He holds a B.S. from Ohio University.  Mr. Gainor brings significant business and franchising experience to the Board as President and CEO of an internationally known fast food restaurant chain and as an executive with over 40 years of experience in logistics, supply chain and transportation.

For service as a non-management director from May 31, 2019, through the 2020 annual meeting of stockholders, each of Ms. Birch and Mr. Gainor will receive a prorated portion of each of (i) an annual Board service cash retainer of $65,000, (ii) a $10,000 retainer for service on the Compensation Committee of the Board, and (iii) a $5,000 retainer for service on the Nominating & Governance Committee of the Board.

Each of Ms. Birch and Mr. Gainor will also receive an equity grant of restricted stock units (RSUs) as part of their appointment to the Board.  The RSUs will be granted with a grant date value of $67,500 which reflects the prorated annual equity grant value of $90,000 from May 31, 2019, through the 2020 annual meeting of stockholders.  The number of shares of the Company’s common stock subject to the RSUs will be calculated by dividing the grant date value by the Company’s closing stock price on June 3, 2019, the grant date of such RSUs.

Each of Ms. Birch and Mr. Gainor  will also enter into the Company’s standard form of Directors Indemnification Agreement with the Company, the form of which is attached to the Company’s Form 10-Q, filed August 10, 2012, as Exhibit 10.11.

On May 28, 2019, the Company issued a news release on Ms. Birch’s and Mr. Gainor’s appointment to the Jack in the Box Inc. Board of Directors, which is furnished as Exhibit 99.1 and is attached to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Title

99.1	Press Release of Jack in the Box Inc. dated May 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2019

JACK IN THE BOX INC.

By:	/s/ Lance Tucker
Lance Tucker
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release of Jack in the Box Inc. dated May 28, 2019